Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of [*], 2019 by and among 8i Enterprises Acquisition Corp (the “Company”), Wilmington Trust, National Association, as trustee (“Trustee”), and VStock Transfer, LLC, as transfer agent (“Transfer Agent”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-229781 (“Registration Statement”) for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, Chardan Capital Markets LLC (“Chardan”) is acting as the underwriter in the IPO; and

WHEREAS, if a Business Combination is not consummated within the initial 12 month period following the closing of the IPO, the Company’s insiders may extend such period two times by an additional three-months each time, up to a maximum of 18 months in the aggregate, by depositing $500,000 (or $575,000 if the Underwriters’ over-allotment option is exercised in full) into the Trust Account (as defined below) no later than the 12 month anniversary of the IPO or the 15 month anniversary of the IPO (each, an “Applicable Deadline”), as applicable, for each three-month extension (each, an “Extension”), in exchange for which they will receive promissory notes; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, $50,000,000 of the gross proceeds of the IPO and the net proceeds of a private placement taking place simultaneously therewith ($57,500,000 if the over-allotment option is exercised in full), plus any amount eventually deposited on account of any Extension, will be delivered to the Trustee to be deposited and held in the Trust Account for the benefit of the Company and the holders of the Company’s ordinary shares, no par value, issued in the IPO as hereinafter provided (the proceeds to be delivered to the Trustee, including the proceeds from any loans in connection with an Extension, if any, will be referred to herein as the “Property”; the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, the Company, the Trustee and the Transfer Agent desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1.          Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)          Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee at Wilmington Trust, National Association in the United States, maintained by Trustee, and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b)          Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)          In a timely manner, upon the instruction of the Company, invest and reinvest the Property (i) in United States government treasury bills, notes or bonds having a maturity of 180 days or less and/or (ii) in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and that invest solely in U.S. treasuries, as determined by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and that Trustee may earn bank credits or other consideration;

(d)          Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)          Notify the Company and Chardan of all communications received by it with respect to any Property requiring action by the Company;

(f)          Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g)          Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)          Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(i)          Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by Chardan, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the 12-month anniversary of the closing of the IPO (“Closing”) or, in the event that the Company extended the time to complete the Business Combination for up to 18-months from the closing of the IPO but has not completed the Business Combination within such 18-month period, the 18-month anniversary of the Closing, (“Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date.

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(j)          Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit D hereto at least five business days prior to the Applicable Deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to the Applicable Deadline, to follow the instructions set forth in the Extension Letter.

(k)          Not disburse any amounts from the Trust Account in connection with a Business Combination in the event that the amount per share to be received by the redeeming Public Shareholders is less than $10.00 per share (plus the amount per share deposited in the Trust Account pursuant to any Extension Letter).

(l)          In connection with a Business Combination, before making disbursements to the Depository Trust Company, the Company or any other person, disburse the per share amount to the Transfer Agent, who shall disburse such amounts to redeeming Public Shareholders (other than shares tendered through the Depository Trust Company) that have tendered their shares directly to the Transfer Agent.

2.          Agreements and Covenants of Transfer Agent. The Transfer Agent hereby agrees and covenants to:

(a)          In connection with a Business Combination, disburse the per share amount received from the Trustee to redeeming Public Stockholders (other than shares tendered through the Depository Trust Company) that have tendered their shares directly to the Transfer Agent.

(b)          Promptly acknowledge and comply with any irrevocable instruction letter delivered in the form of Exhibit E delivered by the Company in connection with the disbursement of funds to a Public Shareholder.

(c)          Promptly acknowledge, in writing to any redeeming Public Shareholder and the Company, any irrevocable instruction letter in the form of Exhibit F delivered by such redeeming Public Shareholder after the announcement by the Company of a proposed Business Combination and promptly comply with any irrevocable written instruction letter in the form of Exhibit F delivered by such Public Shareholder in connection with the disbursement of funds to such Public Shareholder if the Company has not notified the Transfer Agent in writing during the Objection Period that such irrevocable written instruction letter is a Non-Compliant Instruction Letter (as defined below).

3.          Limited Distributions of Income from Trust Account.

(a)          Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover any income or other tax obligation owed by the Company.

(b)          The limited distributions referred to in Section 3(a) above shall be made only from income collected on the Property. Except as provided in Section 3(a), no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) hereof.

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(c)          The Company shall provide Chardan with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

(d)          If applicable, the Company shall issue a press release at least three days prior to the Applicable Deadline announcing that, at least five days prior to the Applicable Deadline, the Company received notice from the Company’s insiders that the insiders intend to extend the Applicable Deadline;

(e)          Promptly following the Applicable Deadline, disclose whether or not the term the Company has to consummate a Business Combination has been extended;

4.          Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)          Give all instructions to the Trustee and Transfer Agent hereunder in writing, signed by the Company’s Chairman of the Board, Chief Executive Officer or Chief Financial Officer. In addition, except with respect to its duties under paragraphs 1(i), 2(a) and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)          Subject to the provisions of Sections 6 and 8(g) of this Agreement, hold the Trustee and Transfer Agent harmless and indemnify the Trustee and Transfer Agent from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee and Transfer Agent in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee and Transfer Agent involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee and Transfer Agent hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee or Transfer Agent of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee or Transfer Agent intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”); provided, however, that the Trustee’s failure or delay to provide such notice shall not relieve the Company of its liability hereunder, except to the extent that it is found, in a final, unappealable judgment by a court of competent jurisdiction, that such failure or delay actually and materially prejudiced the Company. The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld or delayed. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company may participate in such action with its own counsel and at its own cost and expense;

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(c)          Pay the Trustee and Transfer Agent an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 3(a) and 3(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee from the disbursements made to the Company pursuant to Sections 1(i) solely in connection with the consummation of the Company’s initial acquisition, share exchange, share reconstruction and amalgamation, purchase of all or substantially all of the assets of, or any other similar business combination with one or more businesses or entities (a “Business Combination”), or pursuant to Section 3(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;

(d)          In connection with any vote of the Company’s shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating shareholder votes verifying the vote of the Company’s shareholders regarding such Business Combination; and

(e)          In the event that the Company directs the Trustee or Transfer Agent to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee or Transfer Agent to make any payments that are not specifically authorized by this Agreement.

(f)          Upon receiving the written request of a Public Shareholder to do so at any time after the date hereof, provide such Public Shareholder with a copy of any instruction provided to the Trustee or Transfer Agent pursuant to Section 1(i) or Section 1(j) along with any Notification (as defined in Exhibit A), Instruction Letter (as defined in Exhibit A), applicable flow of funds memorandum (or similar document), or any other notice delivered to the Trustee or Transfer Agent by the Company regarding the disbursement of Property from the Trust Account resulting in the Property left in the Trust Account being less than $50,000,000 (or $57,500,000 if the Underwriters’ over-allotment option is exercised in full) plus any amount eventually deposited on account of any Extension, which, in each case, shall specify to whom the Property shall be disbursed (such written notice, a “Disbursement Notice” and the date such Public Shareholder receives a Disbursement Notice, a “Disbursement Notice Date”). Each Disbursement Notice shall be delivered to such Public Shareholder at least two business days prior to the disbursement of any Property pursuant to Section 1(i) or Section 1(j) and no Property shall be disbursed from the Trust Account prior to the date that is two business days from the applicable Disbursement Notice Date.

(g)          At the request of any Public Shareholder who has removed shares from street name and holds such shares either in certificated or book-entry form and, except if such shares are held in book-entry form, delivered such certificated shares to the Transfer Agent for purposes of redemption in connection with a Business Combination, concurrently with the delivery of such shares, solely if such shares are certificated, to the Transfer Agent, send an irrevocable written instruction letter in the form of Exhibit E to the Transfer Agent directing the Transfer Agent to disburse no less than $10.00 per share (plus the amount per share deposited in the Trust Account pursuant to any Extension Letter) to such Public Shareholder.

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(h)          Following receipt of a copy of an irrevocable written instruction letter in the form of Exhibit F delivered by a Public Shareholder who has removed shares from street name and holds such shares either in certificated or book-entry form and, except if such shares are held in book-entry form, delivered such certificated shares to the Transfer Agent for purposes of redemption in connection with a Business Combination to the Transfer Agent, review such letter to confirm (i) such letter is in the form of Exhibit F, (ii) a Business Combination has been announced on or prior to the date of such letter and (iii) the number of ordinary shares set forth on such letter to be redeemed is not greater than the number of ordinary shares held by the applicable Public Shareholder. Solely if the Company cannot confirm the requirements of clauses (i) through (iii) of this Section 4(h), but not for any other reason, then within two days of the Company’s receipt of the applicable copy of the irrevocable written instruction letter in the form of Exhibit F (such time period, the “Objection Period”), the Company will notify the applicable Public Shareholder and the Trustee in writing that such irrevocable written instruction letter is a “Non-Compliant Instruction Letter” and that the Transfer Agent shall not comply with such letter.

5.          Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)          Take any action with respect to the Property, other than as directed in paragraphs 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b)          Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)          Change the investment of any Property, other than in compliance with paragraph 1(c);

(d)          Refund any depreciation in principal of any Property;

(e)          Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)          The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee and Transfer Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee or Transfer Agent , in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee or Transfer Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

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(g)          Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h)          File local, state and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i)          Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 3(a) hereof);

(j)          Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; and

(k)          Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 3(a) or 3(b) above.

The Company also agrees that the Trustee will only be responsible for direct damages, and not for any type of indirect, special, consequential, or punitive damages, even if the Trustee is aware of the potential for such damages.

6.          Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 4(b) or Section 4(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

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7.          Termination. This Agreement shall terminate as follows:

(a)          If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)          At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 3(b).

8.          Miscellaneous.

(a)          The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. The Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)          This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(k), 1(l), 1(m), 1(n), 4(g), 4(h), 8(c) and 8(h) (which may only be amended with the approval of the holders of at least 50% of the ordinary shares sold in the IPO, provided that all Public Shareholders must be given the right to receive a pro-rata portion of the trust account (no less than $10.00 per share plus the amount per share deposited in the Trust Account pursuant to any Extension Letter) in connection with any such amendment), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Chardan. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

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(d)          The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e)          Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Wilmington Trust, National Association

Rodney Square North, 1100 N. Market Street_____________________

Wilmington, DE 19890______________________

Attn: David B. Young

if to the Transfer Agent, to:

VStock Transfer, LLC

18 Lafayette Place_____________________

Woodmere, NY 11598_____________________

Attn: [____________]

if to the Company, to:

8i Enterprises Acquisition Corp

6 Eu Tong Sen Street

#08-13 The Central

Singapore 059817

Attn: James Tan

in either case with a copy (which copy shall not constitute notice) to:

Chardan Capital Markets, LLC

17 State Street, Suite 1600

New York, NY 10004

Attn: George Kaufman

Facsimile: (646) 465-9039

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and

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Giovanni Caruso, Esq.

Fax No.: (212) 407-4990

and

Scarinci & Hollenbeck, LLC.

3 Park Avenue, 15th Floor

New York, New York 10016

Attn: Dan Brecher

Fax No.: (212) 808-4155

(f)          This Agreement may not be assigned by the Trustee without the prior consent of the Company, which consent shall not be unreasonably withheld.

(g)          Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(h)          Each of the Company and the Trustee hereby acknowledge that Chardan is a third party beneficiary of this Agreement and that each Public Shareholder is a third party beneficiary of Sections 1(i), 1(k), 1(l), 1(m), 1(n), 4(g), 4(h), 8(c) and 8(h).

(i)          In the event that any Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Property, the each of the Trustee and Transfer Agent is hereby expressly authorized, in its reasonable discretion, to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it. In the event that the Trustee or Transfer Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

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(j)          Each of the Trustee and Transfer Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action (any such event, a “Force Majeure Event”). Notwithstanding anything to the contrary in this Agreement, for purposes of all services provided pursuant to this Agreement (the “Services”), each of the Trustee and Transfer Agent shall continuously maintain business continuity and disaster recovery plans (including regular updates) that are consistent with then-current industry standards applicable to similarly situated providers of services comparable to the Services. Without limiting the generality of the foregoing, the business continuity and/or disaster recovery plans will cover the computer software, computer hardware, telecommunications capabilities and other similar or related items of automated, computerized, software system(s) and network(s) or system(s) and will be designed, among other things, to permit the ongoing operation and functionality of the Services on a continuous basis and/or to facilitate the continuation and/or resumption of, the Services. In the event of disruption in the Services for any reason including the occurrence of a Force Majeure Event that causes either of the Trustee or Transfer Agent to be required to allocate limited resources between or among the Trustee’s or Transfer Agent’s affected customers, the Trustee or Transfer Agent, as applicable, shall not do so in a manner that is intended to treat the Company less favorably than other similarly situated affected customers generally. In addition, in the event the Trustee or Transfer Agent has knowledge that there is, or has been, an incident affecting the integrity or availability of the Trustee’s or Transfer Agent’s, as applicable, business continuity and disaster recovery system (the “System”), the Trustee or Transfer Agent, as applicable, shall endeavor to notify the Company in writing, as promptly as practicable, of the incident.

(k)          Each of the Trustee and Transfer Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

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IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

VSTOCK TRANSFER, LLC, as Transfer Agent

By:
Name:
Title:

8i ENTERPRISES ACQUISITION CORP

By:
Name: James Tan
Title: Chief Executive Officer

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SCHEDULE A

Fee Item	Time and method of payment	Amount

Initial acceptance fee	Initial closing of IPO by wire transfer	[______]

Annual fee	First year ($[______]), initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	[______]

Transaction processing fee for disbursements to Company under Section 3	Deduction by Trustee from accumulated income following disbursement made to Company under Section 3	[______]

Paying Agent services as required pursuant to section 1(i)	Billed to Company upon delivery of service pursuant to section 1(i)	Prevailing rates

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EXHIBIT A

[Letterhead of Company]

[Insert date]

Wilmington Trust, National Association

_Rodney Square North, 1100 N. Market Street___________________

_Wilmington, DE 19890___________________

Attn: David B. Young

Re:	Trust Account No. [_____________] - Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement among 8i Enterprises Acquisition Corp (“Company”), Wilmington Trust, National Association (“Trustee”) and VStock Transfer, LLC (“Transfer Agent”), dated as of [*], 2019 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [__________________] (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments on [__________] and to transfer the proceeds to the above-referenced account at [ ] to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of [__________________], which verifies the vote of the Company’s shareholders in connection with the Business Combination if a vote is held and (b) joint written instructions from the Company and Chardan Capital Markets, LLC with respect to the transfer of the funds held in the Trust Account, which must provide for the disbursement of no less than $10.00 per share plus the amount per share deposited in the Trust Account per Extension Letter to redeeming Public Shareholders (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

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In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

8i ENTERPRISES ACQUISITION CORP

By:
Name:
Title:

By:
Name:
Title: Secretary/Assistant Secretary

Acknowledged and Agreed:

Chardan Capital Markets, LLC

By:
Name:
Title:

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EXHIBIT B

[Letterhead of Company]

[Insert date]

Wilmington Trust, National Association

_Rodney Square North, 1100 N. Market Street___________________

_Wilmington, DE 19890___________________

Attn: David B. Young

VStock Transfer, LLC

18 Lafayette Place____________________

Woodmere, NY 11598____________________

Attn: [______________]

Re:	Trust Account No. [______________] - Termination Letter

Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement among 8i Enterprises Acquisition Corp (“Company”), Wilmington Trust, National Association (“Trustee”) and VStock Transfer, LLC (“Transfer Agent”), dated as of [*], 2019 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Memorandum and Articles of Association, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize the Trustee to liquidate all the Trust Account investments on [______________] and to transfer the total proceeds to the Transfer Agent at [ ] to await distribution to the Public Shareholders. The Company has selected [____________, 20__] as the record date for the purpose of determining the Public Shareholders entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the Trust Checking Account. The Transfer Agent agrees to be the Paying Agent of record and in its separate capacity as Paying Agent, to distribute said funds directly to the Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

8i ENTERPRISES ACQUISITION CORP

By:
Name:
Title:

By:
Name:
Title: Secretary/Assistant Secretary

cc: Chardan Capital Markets LLC

16

EXHIBIT C

[Letterhead of Company]

[Insert date]

Wilmington Trust, National Association

_Rodney Square North, 1100 N. Market Street___________________

_Wilmington, DE 19890___________________

Attn: David B. Young

Re:	Trust Account No. [___________]

Gentlemen:

Pursuant to paragraph 3(a) of the Investment Management Trust Agreement among 8i Enterprises Acquisition Corp (“Company”), Wilmington Trust, National Association (“Trustee”) and VStock Transfer, LLC (“Transfer Agent”), dated as of [*], 2019 (“Trust Agreement”), the Company hereby requests that you deliver to the Company [$_______] of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its tax obligations. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

8i ENTERPRISES ACQUISITION CORP

By:
Name:
Title:

cc: Chardan Capital Markets, LLC

17

EXHIBIT D

[Letterhead of Company]

[Insert date]

Wilmington Trust, National Association

_Rodney Square North, 1100 N. Market Street___________________

_Wilmington, DE 19890___________________

Attn: David B. Young

Re:	Trust Account No. [______________] Extension Letter

Gentlemen:

Pursuant to Section 1(l) of the Investment Management Trust Agreement among 8i Enterprises Acquisition Corp (“Company”), Wilmington Trust, National Association and VStock Transfer, LLC, dated as of [*], 2019 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional three (3) months, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit [$500,000] [(or $575,000 if the underwriters’ over-allotment option was exercised in full)], which will be wired to you, into the Trust Account investments upon receipt.

This is the ____ of up to three Extension Letters.

Very truly yours,

8i ENTERPRISES ACQUISITION CORP

By:
Name:
Title:

cc: Chardan Capital Markets, LLC

18

EXHIBIT E

[Letterhead of Company]

[Insert date]

VStock Transfer, LLC

18 Lafayette Place____________________

Woodmere, NY 11598____________________

Attn: [______________]

Re:	Trust Account No. [______________] - Irrevocable Instruction in Connection with Business Combination

Gentlemen:

Pursuant to paragraphs 1(m) and 3(g) of the Investment Management Trust Agreement among 8i Enterprises Acquisition Corp (“Company”), Wilmington Trust, National Association (“Trustee”) and VStock Transfer, LLC (“Transfer Agent”), dated as of [*], 2019 (“Trust Agreement”), this constitutes our irrevocable instruction to you to (i) in conjunction with the Business Combination (as defined in the Trust Agreement), disburse a per share amount of $______, for a total disbursement of $__________________which is not less than $10.00 (plus the amount per share deposited in the Trust Account pursuant to any Extension Letter) to ________________ (the “Shareholder”) for the _____________________ ordinary shares of the Company delivered to you prior to or concurrently herewith for redemption in connection with the Business Combination, and (i) deliver to the Shareholder the amounts specified in clause (ii) prior to delivering and amounts to the Depository Trust Company, the Company, or any person from whom you have not received an irrevocable instruction substantially similar to this one. The Shareholder wire instructions are attached. A share advice or DWAC instruction from our broker is also attached.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing irrevocable instructions and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Shareholder is intended to be and is a third party beneficiary of this letter and the irrevocable instructions set forth herein, and no amendment or modification to the instructions set forth herein may be made without the prior written consent of the Shareholder.

By signing below, the person executing this letter certifies that they are duly authorized to execute this letter on behalf of the Company and to bind the Company to all of the terms and conditions contained herein.

[remainder of page intentionally left blank]

19

Very truly yours,

8i ENTERPRISES ACQUISITION CORP

By:
Name:
Title:

Acknowledged and Agreed:

VSTOCK TRANSFER, LLC, as Transfer Agent

Name:
Title:

Cc: [SHAREHOLDER].

Attachments:

Shareholder Wire Instructions

Share advice or instruction

20

EXHIBIT F

[Insert date]

VStock Transfer, LLC

_18 Lafayette Place___________________

_Woodmere, NY 11598___________________

Attn: [______________]

Re:	Trust Account No. [______________] - Irrevocable Instruction in Connection with Business Combination

Gentlemen:

Pursuant to paragraphs 1(p) and 3(h) of the Investment Management Trust Agreement between 8i Enterprises Acquisition Corp (“Company”), Wilmington Trust, National Association (“Trustee”) and VStock Transfer, LLC (“Transfer Agent”), dated as of [*], 2019 (“Trust Agreement”), this constitutes our irrevocable instruction to you to (i) in conjunction with the Business Combination (as defined in the Trust Agreement), disburse a per share amount of $______, for a total disbursement of $_________________which is not less than $10.00 (plus the amount per share deposited in the Trust Account pursuant to any Extension Letter) per share to ________________ (the “Shareholder”) for the _____________________ ordinary shares of the Company delivered to you prior to or concurrently herewith for redemption in connection with the Business Combination, and (i) deliver to the Shareholder the amounts specified in clause (ii) prior to delivering and amounts to the Depository Trust Company, the Company, or any person from whom you have not received an irrevocable instruction substantially similar to this one. Our wire instructions are attached. We understand that a servicing fee of [$_____] will deducted from our payment. A share advice or DWAC instruction from our broker is attached.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

No amendment or modification to the instructions set forth herein may be made without the prior written consent of the Shareholder.

By signing below, the person executing this letter certifies that they are duly authorized to execute this letter on behalf of the Shareholder and to bind the Shareholder to all of the terms and conditions contained herein.

[remainder of page intentionally left blank]

21

Very truly yours,

[SHAREHOLDER]

By:
Name:
Title:

Acknowledged and Agreed:

VSTOCK TRANSFER, LLC, as Transfer Agent

Name:
Title:

Cc:	8i Enterprises Acquisition Corp

6 Eu Tong Sen Street

#08-13 The Central

Singapore 059817

Attn: James Tan, Chief Executive Officer

Attachments:

Shareholder Wire Instructions

Share advice or instruction

22